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                                                                     Exhibit 4.1


                             SUBSCRIPTION AGREEMENT

         This subscription (this "Subscription") is dated March __, 2002 between _________________________ ("Buyer") and General Magic, Inc., a Delaware corporation ("Seller"), whereby the parties agree as follows:

1.       Subscription.

         a) The Buyer shall buy and the Seller agrees to sell and issue to the Buyer ______________ shares of the Seller's common stock (the "Shares"), on the date hereof, at a price per Share equal to $0.21 for an aggregate purchase price of $______________ (the "Purchase Price").

         b) The Shares have been registered on a Form S-3, File No. 333-66126, which registration statement (the "Registration Statement") has been declared effective by the Securities and Exchange Commission, has remained effective since such date and is effective on the date hereof.

         c) On the date hereof, the Seller shall deliver the Shares to the Buyer via the Depository Trust Company's ("DTC") Deposit Withdrawal Agent Commission ("DWAC") system via the DTC instructions set forth on the signature page hereto. The Purchase Price shall be paid to the Seller as set forth in the escrow agreement, entered into among the Purchaser, the Company and the escrow agent signatory thereto, in the form of Exhibit A hereto (the "Escrow Agreement"). On or before the date hereof, the Buyer shall have wired the Purchase Price to the escrow agent pursuant to the wire instructions set forth in the Escrow Agreement. The obligations of the parties hereunder shall be conditioned upon the execution and delivery by each other party of the Escrow Agreement. The Shares must be unlegended and free of any resale restrictions that may be imposed by or on behalf of the Seller. Both parties hereby agree and acknowledge that delivery of the Shares via DTC's DWAC system is a material obligation of the Seller and furthermore, with respect to each parties obligations hereunder, time is of the essence.

         d) Pursuant to Section 424(b)(2), the Seller agrees to file a prospectus supplement on Form 424(b)(2) in the form of Exhibit B hereto regarding the sale of the Shares to Buyer.

2. Seller Representations and Warranties. The Seller represents and warrants that: (a) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (b) this Subscription has been duly authorized and executed by and constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and


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remedies; (c) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Seller's certificate of incorporation or by-laws, or (ii) in any material respect, any agreement to which the Seller is a party or by which any of its property or assets is bound; (d) upon issuance in accordance with the terms hereof, the Shares shall be duly and validly issued and outstanding, fully paid and non-assessable, and the Buyer shall be entitled to all rights accorded to a holder of Common Stock; and (e) the Registration Statement and the final prospectus included therein do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

3. Buyer Representations and Warranties. The Buyer represents and warrants with respect only to itself that:

         a) Compliance with Securities Laws. The sale of the Shares will be in compliance with all applicable state and federal securities laws.

         b) Authorization; Enforceability. This Subscription has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         c) Investigation; Economic Risk. Such Buyer has had such opportunity as such Buyer has deemed adequate to obtain from publicly available sources or from representatives of the Company such information as is necessary to permit such Buyer to evaluate the merits and risks of its investment in the company. Such Buyer understands that its investment in the Shares involves a high degree of risk and hereby represents that it is able to bear the economic risk of holding such Shares as may be acquired pursuant to this Subscription.

         d) Absence of Annual Report. Such Buyer understands that it is acquiring the Shares prior to the filing of the Seller's 2001 annual report on Form 10-K with the Securities and Exchange Commission, and as such, such Buyer is knowingly investing in the Shares without first reviewing the 2001 audited financial statements of the Seller, the Seller's Management's Discussion and Analysis, or such other information as is to be provided in the Seller's annual report. Such Buyer has nevertheless elected to invest in the Shares based upon its investigation of the Company. Such Buyer is a sophisticated investor and has received such information as it deems necessary to permit such Buyer to evaluate the risks and merits of investing in the Shares in the absence of the Seller's annual report.

4.       Indemnification.


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         a)   The Seller agrees that it shall indemnify and hold harmless, the
              Buyer, its stockholders, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability (provided, however, that the Seller shall only pay for one separate legal counsel for the Indemnified Parties, and such counsel shall be selected by Buyers holding a majority-in-interest of the Shares included in the Registration Statement to which the claim relates)), incurred by an Indemnified Party arising out of or resulting from: (1) any actions taken or omitted to be taken by the Seller, its affiliates, employees or agents arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of this Subscription, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares, excluding losses resulting solely from a decline in the market value of the Company's securities, or
              (iii) solely the status of such Buyer of the Shares as an investor in the Company; or (2) any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information contained in the registration statement and/or final prospectus furnished to the Buyer by or on behalf of the Seller or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Seller will not be liable
              (i) to the extent, and only to the extent, that any loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from the Buyer's willful misconduct, fraudulent action(s), or negligence in performing its obligations hereunder (ii) for any amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Seller, which consent shall not be unreasonably withheld,
              (iii) for any claim arising out of or based upon any information furnished in writing to the Seller by any Indemnified Party expressly for use in connection with the preparation of the Prospectus or any amendment or supplement thereto or (iv) for any claim, if applicable, based on a failure of the Buyer to deliver or to cause to be delivered the Prospectus made available by the Seller.

         b) If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or


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              insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Seller shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Seller on the one hand and the Buyer on the other, from the transaction or proposed transaction under this Subscription or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Seller on the one hand and the Buyer on the other, but also the relative fault of the Seller and the Buyer.

         c) The Seller shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

         d) In the event any Indemnified Party shall incur any expenses covered by this Section 4, the Seller shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party's delivery to the Seller of an invoice therefor, with receipts attached. Such obligation of the Seller to so advance funds may be conditioned upon the Seller's receipt of a written undertaking from the Indemnified Party to repay such amounts within ten (10) business days after a final, non-appealable judicial determination that such Indemnified Party was not entitled to indemnification hereunder.

         e) The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of the Buyer's engagement and shall be binding on any successors or assigns of the Seller and successors or assigns to all or substantially all of the Seller's business or assets.

5. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile transmission (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) on the next business day after deposit with a


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nationally recognized overnight courier with next-day delivery guaranteed. The address and facsimile numbers for such communications shall be:

         To the Seller:    420 North Mary Avenue
                           Sunnyvale CA 94085
                           Telephone: (408) 774-4000
                           Facsimile:  (408) 774-4023

         To the Buyer:     as set forth on the signature page hereto.


6. Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Agreement.

7.       Miscellaneous.

         a) This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription. This Subscription may be modified only in writing signed by the party to be charged hereunder.

         b) This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

         c) The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such


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              provision, had never been contained herein, so that such
              provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

                             ***********************



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         If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

                                       AGREED AND ACCEPTED:

                                       SELLER:

                                       GENERAL MAGIC, INC.


                                       By:____________________________________
                                           Name:
                                           Title:

AGREED AND ACCEPTED:

BUYER:

_____________________________          Address for Notice:

                                       _________________________
                                       _________________________
By: _________________________          _________________________
    Name:                              Attn: ___________________
    Title:
                                       DTC Instructions:

                                       _________________________
                                       _________________________
                                       _________________________
                                       _________________________
                                       _________________________
                                       _________________________


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                                                                       EXHIBIT B

Filed Pursuant to Rule 424(b)(2)                      Registration No. 333-66126

                              PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED _________________)

                               GENERAL MAGIC, INC.

                       ___________ shares of Common Stock

         You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Both documents contain information you should consider when making your investment decision.

         AN INVESTMENT IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. THESE RISKS ARE DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE ___ OF THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT.

         We are offering _____________ shares of our common stock to institutional investors pursuant to this prospectus supplement. The purchase price for these shares of common stock is $_______ in the aggregate, or $_____ per share.

         Our common stock is quoted on the Nasdaq National Market under the symbol "GMGC". On _______, the last reported sales price of our common stock as quoted on the Nasdaq National Market was $____ per share.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE RELATED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this prospectus supplement is ________________.




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